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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C., 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                                 July 21, 1998
                Date of Report (Date of earliest event reported)

                            Bank of the Ozarks, Inc.
             (Exact name of registrant as specified in its charter)

       Arkansas                    0-22759                      71-0556208
    (State or other              (Commission                   (IRS Employer
    jurisdiction of              File Number)               Identification No.)
    incorporation)

12615 Chenal Parkway, Little Rock, Arkansas                     72211
(Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (501) 978-2265

        425 West Capitol Avenue, Suite 3100, Little Rock, Arkansas 72201
             (Former name or address, if changed since last report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On July 21, 1998, the Board of Directors of Bank of the Ozarks, Inc. (the "Company") ratified the approval by the Audit Committee of the Board to engage Ernst & Young LLP as the independent auditors for Company. Ernst & Young will replace the Company's existing auditors, Moore Stephens Frost.

During the two fiscal years ended December 31, 1997 and the subsequent interim period through June 30, 1998, (i) there were no disagreements with Moore Stephens Frost on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) Moore Stephens Frost has not advised the registrant of any reportable events as defined in paragraph (A) through (D) of Registration S-K Item 304 (a) (1) (v).

The Accountant's report of Moore Stephens Frost on the consolidated financial statements of Bank of the Ozarks, Inc. and subsidiaries as of and for the years ended December 31, 1997 and December 31, 1996 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Moore Stephens Frost is attached as Exhibit 16.

During the second quarter of 1998, Bank of the Ozarks, Inc. consulted with Ernst & Young LLP to obtain its oral advice on the availability of pooling-of-interests treatment for a possible acquisition that was never consummated. Bank of the Ozarks, Inc. had also obtained the oral advice of Moore Stephens Frost on this issue, and the oral advice of both Moore Stephens Frost and Ernst & Young LLP were consistent regarding the availability of pooling-of-interests treatment for such transaction.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         A.  Exhibits:

             Exhibit 16.  Letter re change in certifying accountants.
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Bank of the Ozarks, Inc.



Date:  July 24, 1998                By: /s/ Paul E. Moore
                                       ---------------------------
                                    Paul E. Moore
                                    Chief Financial Officer